Exhibit 99.1

ICU EYEWEAR HOLDINGS, INC.

CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2022 AND 2021

Board of Directors

ICU Eyewear Holdings, Inc.

Hollister, California

INDEPENDENT AUDITORS’ REPORT

Opinion

We have audited the accompanying consolidated financial statements of ICU Eyewear Holdings, Inc. (the Company), which comprise the consolidated balance sheets as of December 31, 2022 and 2021, and the related consolidated statements of operations, stockholders’ equity, and cash flows for the years then ended, and the related notes to the consolidated financial statements.

In our opinion, the accompanying consolidated financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2022 and 2021, and the results of its operations and its cash flows for the years then ended in accordance with accounting principles generally accepted in the United States of America.

Basis for Opinion

We conducted our audits in accordance with auditing standards generally accepted in the United States of America (US GAAS). Our responsibilities under those standards are further described in the Auditors’ Responsibilities for the Audit of the Financial Statements section of our report. We are required to be independent of the Company and to meet our other ethical responsibilities in accordance with the relevant ethical requirements relating to our audits. We believe the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Emphasis of Matter – Restatement of Financial Statements

As described in Note 2, the consolidated financial statements as of and for the years ended December 31, 2022 and 2021 presented herein have been restated to correct for certain errors related to revenue recognition and the impairment of an intangible asset. Our opinion is not modified with respect to this matter.

Emphasis of Matter – Acquisition of Company

As described in Note 11 to the consolidated financial statements, the Company completed a merger agreement in February 2023, whereby it became a wholly owned subsidiary of the acquiring entity. Our opinion is not modified with respect to this matter.

Responsibilities of Management for the Financial Statements

Management is responsible for the preparation and fair presentation of the consolidated financial statements in accordance with accounting principles generally accepted in the United States of America, and for the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of consolidated financial statements that are free from material misstatement, whether due to fraud or error.

In preparing the consolidated financial statements, management is required to evaluate whether there are conditions or events, considered in the aggregate, that raise substantial doubt about the Company’s ability to continue as a going concern within one year after the date the consolidated financial statements are available to be issued.

Auditors’ Responsibilities for the Audit of the Financial Statements

Our objectives are to obtain reasonable assurance about whether the consolidated financial statements as a whole are free from material misstatement, whether due to fraud or error, and to issue an auditors’ report that includes our opinion. Reasonable assurance is a high level of assurance but is not absolute assurance and, therefore, is not a guarantee an audit conducted in accordance with US GAAS will always detect a material misstatement when it exists. The risk of not detecting a material misstatement resulting from fraud is higher than for one resulting from error, as fraud may involve collusion, forgery, intentional omissions, misrepresentations, or the override of internal control. Misstatements, including omissions, are considered material if there is a substantial likelihood that, individually or in the aggregate, they would influence the judgment made by a reasonable user based on the consolidated financial statements.

In performing an audit in accordance with US GAAS, we:

●	Exercise professional judgment and maintain professional skepticism throughout the audit.

●	Identify and assess the risks of material misstatement of the consolidated financial statements, whether due to fraud or error, and design and perform audit procedures responsive to those risks. Such procedures include examining, on a test basis, evidence regarding the amounts and disclosures in the consolidated financial statements.

●	Obtain an understanding of internal control relevant to the audit in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control. Accordingly, no such opinion is expressed.

●	Evaluate the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluate the overall presentation of the consolidated financial statements.

●	We are required to communicate with those charged with governance regarding, among other matters, the planned scope and timing of the audit, significant audit findings, and certain internal control related matters that we identified during the audit.

We are required to communicate with those charged with governance regarding, among other matters, the planned scope and timing of the audit, significant audit findings, and certain internal control related matters that we identified during the audit.

/s/ Frank, Rimerman + Co. LLP

San Jose, California

February 2, 2024

ICU EYEWEAR HOLDINGS, INC.

CONSOLIDATED BALANCE SHEETS

	December 31,
	2022	2021
	(as restated- Note 2)	(as restated- Note 2)
ASSETS

Current Assets
Cash and cash equivalents	$907,651	$1,955,303
Accounts receivable, net of allowance for doubtful accounts and returns of $564,000 ($430,000 at 2021)	1,441,686	1,128,256
Inventory, net	10,164,500	11,458,625
Prepaid expenses and other current assets	130,094	271,938
Total Current Assets	12,643,931	14,814,122
Property and equipment, net	578,204	859,878
Deposits	74,800	74,800
Intangible asset, net	642,000	724,000
Total Assets	$13,938,935	$16,472,800

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current Liabilities
Line of credit	$2,872,206	$2,851,651
Accounts payable	5,685,743	6,898,561
Accrued liabilities	274,227	611,178
Total Current Liabilities	8,832,176	10,361,390

Commitments and Contingencies (Notes 5 and 6)

Stockholders’ Equity
Series A-2 convertible preferred stock, $0.001 par value, 2,000,000 shares authorized; 1,933,639 shares issued and outstanding (aggregate liquidation preference of $6,975,000)	1,934	1,934
Series A-1 convertible preferred stock, $0.001 par value, 3,200,000 shares authorized; 3,175,627 shares issued and outstanding (aggregate liquidation preference of $34,367,000)	3,175	3,175
Series A convertible preferred stock, $0.001 par value, 3,600,000 shares authorized; 3,299,640 shares issued and outstanding (aggregate liquidation preference of $16,266,000)	3,299	3,299
Common stock; $0.001 par value; 12,500,000 shares authorized; 925,106 shares issued and outstanding	925	925
Additional paid-in capital	37,535,504	37,535,504
Accumulated deficit	(32,438,078)	(31,433,427)
Total Stockholders’ Equity	5,106,759	6,111,410
Total Liabilities and Stockholders’ Equity	$13,938,935	$16,472,800

See Notes to Consolidated Financial Statements

ICU EYEWEAR HOLDINGS, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

	Years Ended December 31,
	2022	2021
	(as restated- Note 2)	(as restated- Note 2)

Revenue - eyewear, net	$20,446,381	$19,766,650
Revenue - personal protective equipment	-	2,266,004
Total Revenue	20,446,381	22,032,654
Cost of revenue - eyewear	14,053,642	12,564,687
Cost of revenue - personal protective equipment	-	2,164,412
Total Cost of Revenue	14,053,642	14,729,099
Gross profit	6,392,739	7,303,555
Selling, General and Administrative Expenses	7,272,615	6,833,698
Impairment of Intangible Asset	82,000	-
Income (loss) from Operations	(961,876)	469,857
Interest and Other Expense
Interest expense	(262,743)	(178,054)
Other income (expense), net	237,329	(259,488)
Income (Loss) before Income Tax Expense	(987,290)	32,315
Income Tax Expense	(17,361)	(37,800)
Net Loss	$(1,004,651)	$(5,485)

See Notes to Consolidated Financial Statements

ICU EYEWEAR HOLDINGS, INC.

CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ EQUITY

YEARS ENDED DECEMBER 31, 2022 AND 2021

	Convertible Preferred Stock		Common Stock		Additional Paid-In	Accumulated	Total Stockholde ’
	Shares	Amount	Shares	Amount	Capital	Deficit	Equity
Balances, December 31, 2020	8,408,906	$8,408	925,106	$925	$37,535,504	$(27,740,269)	$9,804,568
Restatements (Note 2)	-	-	-	-	-	(3,687,673)	(3,687,673)
Balances, January 1, 2021, as restated (Note 2)	8,408,906	8,408	925,106	925	37,535,504	(31,427,942)	6,116,895
Net loss	-	-	-	-	-	(5,485)	(5,485)
Balances, December 31, 2021, as restated (Note 2)	8,408,906	8,408	925,106	925	37,535,504	(31,433,427)	6,111,410
Net loss	-	-	-	-	-	(1,004,651)	(1,004,651)
Balances, December 31, 2022, as restated (Note 2)	8,408,906	$8,408	925,106	$925	$37,535,504	$(32,438,078)	$5,106,759

See Notes to Consolidated Financial Statements

ICU EYEWEAR HOLDINGS, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

	Years Ended December 31,
	2022	2021
	(as restated- Note 2)	(as restated- Note 2)
Cash Flows from Operating Activities
Net loss	$(1,004,651)	$(5,485)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	482,659	550,782
Allowance for doubtful accounts	-	792,459
Reserve for inventory obsolescence	-	154,000
Impairment of intangible assets	82,000	-
Changes in operating assets and liabilities:
Accounts receivable	(313,430)	558,014
Inventory	1,294,125	13,608
Prepaid expenses and other current assets	141,844	(220,206)
Other receivable	-	5,577,234
Accounts payable	(1,212,818)	(9,208,499)
Accrued liabilities	(336,951)	(602,249)
Net cash used in operating activities	(867,222)	(2,390,342)

Cash Flows from Investing Activities
Purchases of property and equipment	(200,985)	(742,727)
Net cash used in investing activities	(200,985)	(742,727)

Cash Flows from Financing Activities
Change in line of credit, net	20,555	-
Net cash provided by financing activities	20,555	-

Net Decrease in Cash and Cash Equivalents	(1,047,652)	(3,133,069)
Cash and Cash Equivalents, beginning of year	1,955,303	5,088,372
Cash and Cash Equivalents, end of year	$907,651	$1,955,303

Supplemental Disclosure of Cash Flow Information
Cash paid for interest	$262,743	$178,054
Cash paid for income taxes	$17,361	$37,800

See Notes to Consolidated Financial Statements

ICU EYEWEAR HOLDINGS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1.	Nature of Business and Management’s Plans Regarding the Financing of Future Operations

Nature of Business

ICU Eyewear Holdings, Inc. (ICU Holdings or Parent) was incorporated in the state of Idaho in September 1997. In October 1997, ICU Holdings acquired all of the outstanding stock in ICU Eyewear, Inc. (Eyewear) (collectively, the Company). On October 20, 2003, the Company was reincorporated as a California Corporation. The Company was acquired by a collaborative group of investors on August 27, 2010 and is headquartered in Hollister, California. In February 2023, the Company was acquired by 1847 Holdings LLC (1847 Holdings) and became a wholly owned subsidiary of 1847 Holdings (Note 11).

ICU Holdings’ operations consist of managing the operations of Eyewear. Eyewear sells reading glasses, sunglasses and related eyewear under several brand names to retailers primarily located in the United States of America (U.S.) and, to a lesser extent, abroad. Customers include major drugstore chains, mass merchants, independent retailers, and sporting goods stores. The Company's products are manufactured primarily in China.

In March 2020, as a response to the global outbreak of the novel coronavirus, the Company entered into a distribution and supply agreement (the distribution and supply agreement) with a supplier, which is a related-party company owned by a Company stockholder, to distribute personal protective equipment (PPE). The PPE products include face masks, exam gloves, hair nets, beard nets, isolation suits, face shields and goggles manufactured in China. Distribution of PPE products ceased in 2021 and the Company does not intend to continue these product sales in the future.

Management’s Plans Regarding the Financing of Future Operations

The Company has an accumulated deficit of $32,438,000 at December 31, 2022. In February 2023, the Company was acquired by 1847 Holdings (Note 11), a publicly traded partnership with access to capital resources. The Company also continues to focus on increasing revenue and managing expenditures. Management believes given the acquisition by 1847 Holdings, the forecast of increasing revenue, and the management of operating expenditures will provide sufficient resources to sustain working capital needs through at least February 2, 2025. However, over the longer term, if the Company does not generate sufficient revenue from new and existing products and services, additional debt or equity financing may be required. There is no assurance if the Company requires additional future financing, that financing will be available on terms which are acceptable to the Company, or at all.

2.	Significant Accounting Policies

Financial Statement Restatement:

In 2023, in connection with the preparation of the 2022 consolidated financial statements, the Company’s management determined certain adjustments to the 2021 consolidated financial statements were required. The Company determined it improperly applied certain principles in its method of recognition of revenue under Financial Accounting Standards Board (FASB) Accounting Standards Codification (ASC) Topic 606, Revenue from Contracts with Customers (Topic 606). The errors primarily related to understatements of customer sales allowances and chargebacks. These adjustments were included in the restated consolidated financial statements issued on April 25, 2023.

Subsequent to the issuance of the 2022 consolidated financial statements, the Company’s management determined the impairment of an intangible asset recorded in 2022 was overstated based on a formal third-party asset valuation report. As a result, these financial statements have been restatement to reflect the correction of the impairment loss overstatement.

ICU EYEWEAR HOLDINGS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

The following table details the impact of the restatement identified in 2024 on the 2022 consolidated financial statements:

	As Reported April 25, 2023	Adjustments	As Restated February 2, 2024
Current assets	$12,643,931	$-	$12,643,931
Total assets	13,296,935	642,000	13,938,935
Current liabilities	8,832,176	-	8,832,176
Accumulated deficit	(33,080,078)	642,000	(32,438,078)
Income from operations	(4,579,876)	3,618,000	(961,876)
Net income (loss)	(4,622,651)	3,618,000	(1,004,651)

The following table details the impact of the restatement on the previously issued 2021 consolidated financial statements:

	As Reported as Previously Restated April 25, 2023	Adjustments	As Restated February 2, 2024
Current assets	$14,814,122	$-	$14,814,122
Total assets	19,448,800	(2,976,000)	16,472,800
Current liabilities	10,361,390	-	10,361,390
Accumulated deficit	(28,457,427)	(2,976,000)	(31,433,427)
Income from operations	469,857	-	469,857
Net income (loss)	(5,485)	-	(5,485)

Principles of Consolidation:

The consolidated financial statements include the accounts of ICU Holdings and Eyewear. All intercompany transactions and balances have been eliminated in consolidation.

Distribution and Supply Agreement:

Under the distribution and supply agreement with a related-party supplier, the Company earned a fixed percentage of the gross PPE product sales, less any shipping, tariff or duty costs. The Company took legal title to the inventory prior to delivery to customers; however, inventory risk was mitigated as it had a right to return unsold product to the supplier. Additionally, the related contracts for PPE purchases were between the customer and the Company and the Company was responsible for all related sales, support, marketing, accounting, information technology, order processing and logistics expenses for products sold under the distribution and supply agreement. As a result, the Company recognized revenue for PPE product sales on a gross basis as the principal in the transactions because it controlled the products prior to transfer to the customer.

Revenue Recognition:

The Company recognizes revenue in accordance with Topic 606. The Company determines revenue recognition through the following steps:

●	Identification of the contract, or contracts, with a customer

●	Identification of the performance obligations in the contract

●	Determination of the transaction price

●	Allocation of the transaction price to the performance obligations in the contract

●	Recognition of revenue when, or as, the Company satisfies a performance obligation

The Company records revenue on the sale of its eyewear and PPE products upon shipment to retailers, net of contractually obligated returns and other additional required rebate and pricing reserves. The Company maintains the practice of accepting returned eyewear goods if they are slow moving or become damaged, although there is no legal requirement to do so under certain contracts. Therefore, in addition to the contractually obligated reserves, the Company provides an additional reserve for expected eyewear-related returns based on historical trends and current expectations when eyewear products are shipped to retailers. For new accounts, management estimates the expected returns based on historical experience from similar customers.

ICU EYEWEAR HOLDINGS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Customer agreements for purchases of eyewear generally require payment by the Company of marketing development funds, co-operative advertising fees, rebates and similar charges. The Company accounts for these fees as a reduction in revenue, unless there is an identifiable benefit and the fair value of the charges can be reasonably estimated, in which case the Company records these transactions as sales and marketing expense.

Revenue earned from distribution of PPE products under the distribution and supply agreement was recorded on a gross basis upon shipment of goods to the customer.

Cash and Cash Equivalents:

Cash and cash equivalents include all cash and highly liquid investments purchased with a remaining maturity of three months or less. The recorded carrying value amount of cash and cash equivalents approximates their fair value.

Concentration of Credit Risk:

Financial instruments, which potentially subject the Company to concentration of credit risk consist primarily of cash and cash equivalents and accounts receivable. The Company maintains its cash and cash equivalents at one U.S. financial institution. Cash and cash equivalent balances exceeded the Federal Deposit Insurance Corporation (FDIC) insurable limit of $250,000 at December 31, 2022 and 2021. The Company has not experienced any losses on its cash and cash equivalent deposits through December 31, 2022.

Accounts receivable are contract assets derived from providing goods to customers. The Company generally does not require collateral on its accounts receivable. The Company mitigates the potential credit risk in accounts receivable by performing ongoing credit evaluations of its customers’ financial condition and maintains allowances for estimated sales returns and credit losses. Credit losses have been within management’s expectations.

Major Customers:

In 2022 and 2021, the Company had one major eyewear customer, defined as an eyewear customer generating net sales in excess of 10% of the Company’s annual net revenue of eyewear products. Sales to the major customer accounted for 65% of net eyewear sales in 2022 (65% in 2021). The Company had a receivable of $1,184,000 from the major customer at December 31, 2022 ($1,908,000 at December 31, 2021).

Major suppliers are defined as vendors representing greater than 10% of annual non-payroll related disbursements related to eyewear products. The Company had one major supplier in 2022 and 2021, which is a related-party company owned by a stockholder of the Company. Disbursements to the major supplier accounted for 28% of non-payroll related disbursements in 2022 (28% in 2021). Disbursements are generally for the purchase of eyewear-related inventory. There was $1,461,000 payable to the major vendor at December 31, 2022 ($2,426,000 at December 31, 2021).

Inventory:

Inventory consists of purchased goods held for resale and an allocated amount of freight, duty, purchasing, handling and storage costs. Inventory is reflected net of a reserve for obsolescence and is valued at the lower of cost basis or market. Market represents the lower of replacement cost or estimated net realizable value.

Shipping and Handling Costs:

Amounts billed to customers for shipping are recorded as net revenue. Shipping and handling costs including outbound freight costs incurred in the delivery of products to customers are charged to cost of revenue in the period incurred.

Property and Equipment:

Property and equipment are stated at cost, less accumulated depreciation and amortization. Depreciation is recorded using the straight-line method over the estimated useful life of the asset, generally two to five years. Leasehold improvements are amortized over the shorter of the estimated useful life of the asset or the remaining lease term.

ICU EYEWEAR HOLDINGS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Leases:

Effective January 1, 2022 (the Adoption Date), the Company adopted the requirements of (FASB ASC Topic 842, Leases (Topic 842), which requires all entities that lease assets with terms of greater than twelve months to capitalize the assets and related liabilities on the balance sheet, which had not previously required capitalization. Leases are classified as either an operating or finance lease under Topic 842, with classification affecting the pattern of expense recognition in operations.

The Company elected the short-term lease recognition exemption for all applicable classes of leased assets. Leases with an initial term of twelve months or less that do not include an option to purchase the underlying asset or an option to extend the lease, which the Company is reasonably certain to exercise, are not recorded on the consolidated balance sheet. As a result, the Company did not have any leases at the Adoption Date requiring capitalization under Topic 842.

For future operating leases meeting the requirements of capitalization, the Company will record an operating lease right of use asset and an operating lease liability at the lease commencement date. An operating lease right-of-use asset represents the right to use a specified asset for a stated lease term, and a lease liability represents the legal obligation to make lease payments.

Intangible Assets:

The intangible asset at December 31, 2022 and 2021 relates to a trademark from the acquisition of the Company on August 27, 2010. All other acquired intangible assets in the transaction were fully amortized in 2018. The Company determined the trademark had an indefinite life and was not subject to amortization but was subject to impairment.

Accounting for Impairment of Long-Lived Assets:

The Company reviews its long-lived assets for impairment whenever events or changes in circumstances indicate the carrying amount of an asset may not be recoverable. Recoverability of assets held and used is measured by comparing the carrying amount of an asset to future net cash flows expected to be generated by the asset. If assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceeds the fair value of the assets. In 2022, the Company recorded an impairment loss of $82,000 related to the trademark (no impairment loss in 2021).

Income Taxes:

The Company accounts for income taxes using the asset and liability method. Under this method, deferred income tax assets and liabilities are recorded based on the estimated future tax effects of differences between the financial statement and income tax basis of existing assets and liabilities. Deferred income tax assets and liabilities are recorded net and classified as noncurrent on the consolidated balance sheet. A valuation allowance is provided against the Company’s deferred income tax assets when realization is not reasonably assured.

Advertising Costs:

The Company expenses the cost of producing advertisements at the time of production and expenses the cost of placing the advertisements over the period in which the advertisements are run. Advertising costs were $419,000 in 2022 ($328,000 in 2021).

Stock-Based Compensation:

The Company generally grants stock options for a fixed number of shares with an exercise price equal to the fair value of the underlying shares at the date of grant. Fair value is determined by the Board of Directors (the Board). The Company accounts for stock option grants using the fair value method and stock-based compensation is recognized as the underlying options vest.

Use of Estimates:

The preparation of financial statements in conformity with accounting principles generally accepted in the U.S. requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosure of contingent assets and liabilities, and reported amounts of revenue and expenses in the consolidated financial statements and related disclosures. Actual results could differ from those estimates.

ICU EYEWEAR HOLDINGS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Risks and Uncertainties:

The global outbreak of the novel coronavirus continues to be an evolving situation. The virus has disrupted much of society, impacted global travel and supply chains, and adversely impacted global commercial activity in most industries. The rapid development and fluidity of this situation precludes any prediction as to its ultimate impact, which may have a continued adverse effect on economic and market conditions and extend the period of global economic uncertainty. These conditions, which may be across industries, sectors or geographies, may impact the Company’s operating performance in the near term.

3.	Property and Equipment

Property and equipment consist of the following at December 31:

	2022	2021
Displays	$9,047,238	$8,846,041
Office furniture and equipment	701,888	702,100
Leasehold improvements	386,281	386,281
Computer software	208,844	208,844
Automobiles	6,000	6,000
	10,350,251	10,149,266
Less accumulated depreciation and amortization	(9,772,047)	(9,289,388)
	$578,204	$859,878

4.	Income Taxes

The Company applies the provisions set forth in FASB ASC Topic 740, Income Taxes, to account for the uncertainty in income taxes. In the preparation of income tax returns in federal and state jurisdictions, the Company asserts certain income tax positions based on its understanding and interpretation of income tax laws. The taxing authorities may challenge these positions, and the resolution of the matters could result in recognition of income tax expense in the Company’s consolidated financial statements. Management believes it has used reasonable judgments and conclusions in the preparation of its income tax returns.

The Company uses the “more likely than not” criterion for recognizing the income tax benefit of uncertain income tax positions and establishing measurement criteria for income tax benefits. The Company has evaluated the impact of these positions and believes its income tax filing positions and deductions will be sustained upon examination. Accordingly, no reserve for uncertain income tax positions or related accruals for interest and penalties have been recorded at December 31, 2022 or 2021. In the event the Company should need to recognize interest and penalties related to unrecognized income tax liabilities, this amount will be recorded as an accrued liability and an increase to income tax expense.

Deferred income taxes result from the tax effect of transactions recognized in different periods for financial statement and income tax reporting purposes. The Company’s net deferred income tax assets at December 31, 2022 were $3,643,000 ($3,448,000 at December 31, 2021) and have been fully offset by a valuation allowance, as their realization is not reasonably assured. The deferred income tax assets consist primarily of net operating losses that may be carried forward to offset future income tax liabilities and timing differences related to allowances, certain accruals, and depreciation and amortization.

At December 31, 2022, the Company has net operating loss carryforwards of $12,954,000 ($12,410,000 at December 31, 2021). The federal net operating loss carryforwards generated prior to December 31, 2017 of $900,000 will begin to expire in 2034. Federal net operating losses generated in tax years beginning after December 31, 2017 may be carried forward indefinitely. The state net operating losses may be carried forward indefinitely.

Section 382 of the Internal Revenue Code limits the annual use of net operating loss carryforwards and further limits their use in certain situations where changes occur in stock ownership of a company. If the Company should have an ownership change of more than 50% of the value of the Company’s capital stock, utilization of the carryforwards could be restricted. In 2020, given the profitability of the Company, a formal Section 382 study was performed and the Company determined the utilization of the carryforwards had not been restricted.

ICU EYEWEAR HOLDINGS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

The Company files income tax returns in the U.S. federal jurisdiction and various state jurisdictions. The Company believes all tax years since the acquisition in August 2010 remain open to examinations by the appropriate government agencies in the federal and state jurisdictions.

5.	Commitments and Contingencies

Royalties:

The Company has license agreements with copyright, trademark and other intellectual property holders for certain products. In 2022 and 2021, the Company recorded expenses of $7,000 and $20,000, respectively, related to royalties owed under the license agreements. At December 31, 2022 and 2021 the Company did not have any royalties payable.

Litigation:

From time to time, the Company may become party to various disputes and legal matters considered routine and in the ordinary course of its activities. The Company is not aware of any legal claims at December 31, 2022. In the opinion of management, any liabilities for future legal claims will not have a material adverse effect on the Company’s consolidated financial statements. As a result, no liability for potential legal claims has been recorded at December 31, 2022.

Indemnification Agreements:

In the ordinary course of business, the Company enters into agreements with, among others, customers, consultants and resellers. Some of these agreements require the Company to indemnify the other party against third party claims alleging a Company product infringes upon a patent and/or copyright. Agreements in which trademarks are licensed to another party normally require the Company to indemnify the other party against third party claims alleging that one of the Company’s products infringes a trademark. Certain of these agreements require the Company to indemnify the other party against certain claims relating to property damage, personal injury or the acts or omissions of the Company, its employees, agents or representatives.

The Company has also indemnified its Board and executive officers, to the extent legally permissible, against all liabilities reasonably incurred in connection with any action in which the individual may be involved by reason of being or having been a director or executive officer.

The Company believes the estimated fair value of any future obligations from these indemnification agreements is minimal. Therefore, the consolidated financial statements do not include liabilities for any potential indemnification obligations at December 31, 2022.

Customer Contracts:

The Company has entered into various agreements with customers that guarantee certain gross margin improvements, gross margins, and store sales volume during the contract periods. The Company has also guaranteed updates and refreshes to the displays at customer stores. Any amounts due to customers related to margin and sales guarantees are recorded as a reduction of revenue and accounts receivable if not achieved.

6.	Credit Facility

The Company has a credit facility with a financial institution, which provides a line of credit to support working capital of up to $4,000,000. The credit facility is subject to certain accounts receivable and inventory limitations, as defined in the credit facility.

Outstanding borrowings under the credit facility were $2,872,206 at December 31, 2022 ($2,851,651 at December 31, 2021), which bear interest at the greater of 5%, or the prime rate, plus 1.75% per annum (5.00% at December 31, 2022). The line of credit expires in April 2024.

ICU EYEWEAR HOLDINGS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Borrowings under the credit facility are collateralized by substantially all assets of the Company. The credit facility also requires the Company to maintain compliance with certain financial and non-financial covenants. At December 31, 2022, management believes the Company was in compliance with all covenants required by the credit facility.

7.	Capital Stock

Common Stock:

The Company is authorized to issue 12,500,000 shares of common stock with a par value of $0.001 per share. The Company had 925,106 shares of common stock issued and outstanding at December 31, 2022.

Convertible Preferred Stock:

The Company is authorized to issue 8,800,000 shares of convertible preferred stock with a par value of $0.001 per share of which the Company’s Board has designated as 3,600,000 shares as Series A convertible preferred stock (Series A), 3,200,000 shares as Series A-1 convertible preferred stock (Series A-1) and 2,000,000 shares as Series A-2 convertible preferred stock (Series A-2). The Company had 3,299,640 shares of Series A, 3,175,627 shares of Series A-1 and 1,933,639 shares of Series A-2 issued and outstanding at December 31, 2022.

The holders of Series A, Series A-1 and Series A-2 (collectively, preferred stock) have the rights, preferences, privileges and restrictions as set forth below:

Liquidation:

In the event of any liquidation, dissolution or winding up of the Company, whether voluntary or involuntary, the holders of shares of Series A-2 are entitled to receive, prior to and in preference to the holders of Series A-1, Series A and common stock, an amount per share as adjusted for stock splits, dividends, reclassifications or the like equal to $3.6074 per share, plus all declared and unpaid dividends. If upon occurrence of a liquidation, the assets and funds to be distributed among the holders of Series A-2 are insufficient to permit the payment to all holders, then the entire assets and funds of the Company legally available for distribution will be distributed ratably among the holders of Series A-2 in proportion to the preferential amount each holder is otherwise entitled to receive.

Upon completion of distribution to the holders of Series A-2, the holders of shares of Series A-1 are entitled to receive, prior to and in preference to the holders of Series A and common stock, an amount per share as adjusted for stock splits, dividends, reclassifications or the like equal to $10.822 per share, plus all declared and unpaid dividends. If upon occurrence of a liquidation, the assets and funds to be distributed among the holders of Series A-1 are insufficient to permit the payment to all holders, then the entire assets and funds of the Company legally available for distribution will be distributed ratably among the holders of Series A-1 in proportion to the preferential amount each holder is otherwise entitled to receive.

Upon completion of distribution to the holders of Series A-2 and Series A-1, the holders of shares of Series A are entitled to receive, prior to and in preference to the holders of common stock, an amount per share as adjusted for stock splits, dividends, reclassifications or the like equal to $4.9296 per share, plus all declared and unpaid dividends. If upon occurrence of a liquidation, the assets and funds to be distributed among the holders of Series A are insufficient to permit the payment to all holders, then the entire assets and funds of the Company legally available for distribution will be distributed ratably among the holders of Series A in proportion to the preferential amount each holder is otherwise entitled to receive.

Upon completion of distribution to the holders of preferred stock, all remaining assets, if any, will be distributed ratably to the holders of common stock and preferred stock, on an as-converted to common stock basis.

Voting:

The holders of shares of preferred stock are entitled to voting rights equal to the number of shares of common stock, into which each share of preferred stock could be converted. So long as shares of preferred stock are issued and outstanding, the holders of preferred stock, voting together as a single class, are entitled to elect four members to the Board. The holders of preferred stock and common stock, voting together as a single class, on an as-converted basis, are entitled to elect the remaining members of the Board.

ICU EYEWEAR HOLDINGS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Conversion:

Each share of preferred stock is convertible into shares of common stock, at the option of the holder, at any time. Each share of preferred stock automatically converts into the number of shares of common stock determined in accordance with the conversion ratio upon the earlier of (i) the date upon affirmative election by the holders of at least a majority of the shares of then outstanding preferred stock, voting together as a single class, or (ii) upon the closing of a public offering of common stock with aggregate gross proceeds of at least $40,000,000.

Dividends:

The holders of preferred stock are entitled to receive non-cumulative dividends, when and if declared by the Board, at the rate of 8% of their original issuance price per share, as adjusted for stock dividends, combinations, splits, recapitalizations or the like, per annum, prior to any payment of dividends to holders of common stock.

Protective Provisions:

The holders of preferred stock also have certain protective provisions. The Company cannot, without the approval from the holders of at least a majority of the preferred stock then outstanding, voting as a single class, take any action that: (i) amends, alters or repeals any provisions of the Articles of Incorporation or Bylaws of the Company or changes the voting or other powers, preferences or other special rights, privileges or restrictions of preferred stock; (ii) increases or decreases the authorized number of shares of Series A; (iii) results in repurchase of common stock or preferred stock in which the stockholders of the same class and series are not treated equally; (iv) results in an asset transfer or acquisition of the Company; (v) consummates a liquidation, dissolution or winding up of the Company; or (vi) increases or decreases the authorized members of the Board.

Redemption:

Preferred stock is not redeemable at the option of the holder.

8.	Equity Incentive Plan

In January 2013, the Board approved the 2013 Equity Incentive Plan (the 2013 Plan). The 2013 Plan provides for the granting of stock options to Company employees, directors, and consultants. The Company has reserved 107,714 shares of common stock for issuance under the 2013 Plan.

The exercise price of incentive stock options and non-statutory stock options will be no less than 100% of the fair value per share of the Company’s common stock on the grant date. If a grantee owns capital stock representing more than 10% of the outstanding shares, the price of each share will be at 110% of the fair value. Fair value is determined by the Board. Options expire after ten years (five years for grantees owning greater than 10% of all classes of stock). Options granted generally vest over four years, of which, 25% of the options vest one year after the vesting commencement date, and the balance vests monthly thereafter over the remaining period.

In 2022 and 2021, the Company did not recognize any stock-based compensation related to options granted to employees as it was determined to not be material to the consolidated financial statements as a whole. No income tax benefits have been recognized in the consolidated statements of operations for stock-based compensation arrangements or capitalized inventory or property and equipment through December 31, 2022.

Stock option activity under the 2013 Plan is as follows:

		Options Outstanding
	Options Available for Grant	Number of Shares	Weighted Average Exercise Price
Balances, December 31, 2020	56,299	51,000	$0.05
Balances, December 31, 2021	56,299	51,000	0.05
Balances, December 31, 2022	56,299	51,000	$0.05

ICU EYEWEAR HOLDINGS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

At December 31, 2022, incentive options outstanding had a weighted-average remaining contractual life of 2.4 years. At December 31, 2022, 48,844 options were vested and exercisable with a weighted-average exercise price of $0.05 and weighted-average remaining contractual life of 1.9 years. Future stock-based compensation for unvested options granted and outstanding at December 31, 2022 was not significant to the consolidated financial statements.

9.	Employee Benefit Plan

The Company has a 401(k) plan to provide defined contribution retirement benefits for all eligible employees. The Company may match 25% of employee contributions up to 6% of a participant’s eligible compensation, subject to certain limitations. The Company did not make any matching contributions to the 401(k) plan in 2022 or 2021.

10.	Other Receivable

In August 2020, the Company was a victim of a cyber-attack whereby the attacker impersonated a Company employee and initiated a bank information change request to a customer. When the customer processed the change request and attempted to make a payment to the Company for PPE product purchases, the payment was instead fraudulently transferred to the attacker’s bank account. Investigators with the U.S. Secret Service were able to discover the fraud and recover the funds, which are now the subject of a civil forfeiture action in the Northern District of Texas. The Company filed a petition for remission of the funds. At December 31, 2020, the amount expected to be received of $5,577,234 was recorded as a receivable, which was received in 2021.

11.	Subsequent Events

Merger Agreement and Credit Facilities:

On December 21, 2022, 1847 ICU Holdings Inc. (1847 ICU) and 1847 ICU Acquisition Sub Inc. (Merger Sub), both wholly owned subsidiaries of 1847 Holdings, entered into an agreement and plan of merger (the Merger Agreement) with the Company and its investors. On February 9, 2023, the transactions contemplated by the parties were completed. Pursuant to the Merger Agreement, Merger Sub merged with and into the Company, with the Company becoming the surviving entity and a wholly owned subsidiary of 1847 ICU. The merger consideration paid by 1847 ICU to the Company stockholders consisted of (i) $4,000,000 in cash, minus any unpaid debt of Eyewear and certain transaction expenses, and (ii) 6% subordinated promissory notes in the aggregate principal amount of $500,000.

In connection with the Merger Agreement, the Company’s existing credit facility (Note 6) was repaid in full, and the Company entered into a new credit facility with a financial institution (the 2023 credit facility) which provides a line of credit to support working capital of up to $5,000,000. The credit facility is subject to certain accounts receivable and inventory limitations, as defined in the 2023 credit facility. Outstanding borrowings under the 2023 credit facility bear interest at the greater of the prime rate as reported in The Wall Street Journal, plus 8.0% per annum, or 15.0%. The line of credit expires in February 2025. Borrowings under the 2023 credit facility are collateralized by substantially all assets of the Company and requires the Company to maintain compliance with certain financial and non-financial covenants.

In September 2023, the Company entered into a new credit facility with a financial institution (the September 2023 credit facility), which provides a line of credit to support working capital of up to $15,000,000. Upon entering into the September 2023 credit facility, the Company repaid all existing borrowings under the February 2023 credit facility and it was closed. The September 2023 credit facility is subject to certain accounts receivable and inventory limitations, as defined in the facility. Outstanding borrowings generally bear interest between 7% to 8% and are collateralized by substantially all assets of the Company. The September 2023 credit facility expires in September 2026 and requires the Company to maintain compliance with certain financial and non-financial covenants.

ICU EYEWEAR HOLDINGS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Banking Industry:

On March 10, 2023, Silicon Valley Bank (SVB), a financial institution heavily integrated into the ecosystem of the venture community, was closed by the California Department of Financial Protection and Innovation, which appointed the FDIC as receiver.  On March 12, 2023, the FDIC, the U.S. Department of the Treasury and the Federal Reserve System issued a joint statement indicating actions would be taken to complete the FDIC’s resolution of SVB in a manner that protects depositors.  The financial institution was reopened by the FDIC on March 13, 2023, with customers having full access to their deposits and debt facilities as at the time of the closure.  As of April 25, 2023, the Company does not have a direct relationship with SVB and will continue to monitor and evaluate potential risks related to customers and partners who may be impacted.

Subsequent events have been evaluated through February 2, 2024, which is the date the consolidated financial statements were approved by the Company and available to be issued. No additional items requiring disclosure in the consolidated financial statements have been identified.